t: 1 212 418 0100 f: 1 212 418 0123 www.virtu.com Virtu Financial Operating LLC 1633 Broadway New York, NY 10019 Amendment No. 1 to Employment Agreement This Amendment No. 1, effective February 26 entered into by and between Virtu Financial Operating LLC, a Delaware limited liability company (together with all parents, affiliates and subsidiaries as the "Company"), and Joseph Molluso , and amends the Amended and Restated December 1, 2022, between the Company and the Executive. WHEREAS, the Company and Executive are party to the Agreement and desire to amend the Agreement by extending the Term and the Initial Expiration Date as herein provided; and NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as set forth below: 1. Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows, with changes reflected in bold and underlined: 1. Term. a. under this Agreement shall continue from the Effective Date until February 28, 2028 employment under this Agreement shall be extended for one (1) additional year unless either party provides written notice to the other party at least ninety (90) days prior to the Initial Expiration t under this Agreement shall terminate on the Initial Expiration Date or expiration of the extended term, as applicable); provided, however, that provisions of Section 5. The period of time from the Effective Date through the termination of this al Expiration Date or Change in Control, the Expiration Date is less than one (1) year from the date of such Change in Control, the Term shall automatically be renewed so that the Expiration Date is one (1) year from the effective date of such Change in Control. 2. Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect in all other respects, subject to any other amendments that may be adopted from time to time. 3. The Company and the Executive represent and agree that each has reviewed all aspects of this Amendment, has carefully read and fully understands all provisions of this Amendment, and is voluntarily entering into this Amendment. Each party represents and agrees that such party has had the opportunity to before executing this Amendment. 4. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original Amendment, but all such counterparts shall together constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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3 This Agreement has been duly executed by the parties as of the date first written above. VIRTU FINANCIAL OPERATING LLC By: Name: Douglas A. Cifu Title: Chief Executive Officer EXECUTIVE By: Name: Joseph Molluso